Exhibit 99.1

SEVENTEENTH AMENDMENT TO

FINANCING AGREEMENT

THIS SEVENTEENTH AMENDMENT TO FINANCING AGREEMENT (this “Amendment”), dated this 19th day of July 2024, and becoming effective as described in Section 4.2 hereof, is made by and among:

CROWN CRAFTS, INC., a Delaware corporation (“CCI”);

SASSY BABY, INC. (f/k/a Hamco, Inc.), a Louisiana corporation (“Sassy”);

NOJO BABY & KIDS, INC. (f/k/a Crown Crafts Infant Products, Inc.), a Delaware corporation (“Nojo”);

MANHATTAN TOY EUROPE, Limited, a United Kingdom limited company (“MTE” and together with CCI, Sassy and Nojo, collectively, the “Companies” and each a “Company”);

and

THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation (“CIT”);

to the Financing Agreement, dated July 11, 2006 (as amended, modified, restated or supplemented from time to time, the “Financing Agreement”) among CIT and the Companies. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Financing Agreement.

RECITALS

A.         Pursuant to the Financing Agreement, CIT has agreed to make loans and extend credit to the Companies in the amounts, upon the terms and subject to the conditions contained therein.

B.         The Companies have advised CIT of the intention to acquire substantially all of the assets ("Acquired Assets”) of Baby Boom Consumer Products, Inc. (“BB”), which will be transferred to Nojo.

C.         To accomplish the foregoing, CCI and BB have entered into that certain Asset Purchase Agreement dated July 19, 2024 ("APA”).

D.          CIT and the Companies have agreed to make certain changes to the Financing Agreement pursuant to the terms and conditions of this Amendment in order to finance the purchase of the Acquired Assets, including reloading the Term Loan and increasing the Revolving Line of Credit.

E.         Prior to date hereof, Manhattan Group, LLC (“Manhattan”) was a party to the Financing Agreement; however, the Companies have previously advised CIT that Manhattan was merged into Sassy as of April 1, 2024.

F.         The Companies have also advised CIT of the intention to dissolve MTE.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Companies and CIT hereby agree as follows:

ARTICLE I

CONSENT

1.1    Consent to Acquisition. To the extent necessary, CIT hereby consents to the purchase of the Acquired Assets, the consummation of the transactions contemplated by the APA and transfer of the Acquired Assets to Nojo.

1.2    Consent to Merger and Dissolution. To the extent necessary, CIT hereby consents to the merger of Manhattan into Sassy and the prospective dissolution of MTE.

ARTICLE II

AMENDMENTS TO FINANCING AGREEMENT

2.1         Financing Agreement Amendments. The Financing Agreement is hereby amended as follows:

A.	The Index of the Financing Agreement is hereby amended by inserting the following between the listing for SECTION 3 and SECTION 5:

SECTION 4.	Term Loan
4.1	Promissory Note Evidencing Term Loan.
4.2	Term Loan.
4.3	Provisions Regarding all Term Loans.

B.	Section 1.1 of the Financing Agreement is amended by:

i.	Deleting the definition of “Applicable Margin” and inserting the following in lieu thereof:

Applicable Margin shall mean -0.5% for Chase Bank Rate Loans and 1.6% for Term SOFR Loans.

ii.	Adding the following definition in the appropriate alphabetical sequence:

Asset Sale Proceeds shall mean an amount equal to 100% of the net cash proceeds of the sale or other disposition of any property or assets of the Companies or their subsidiaries, other than (i) certain sales and dispositions, including sales of inventory in the ordinary course, de minimis sales, sales of obsolete equipment and other sales and dispositions agreed to by CIT, and (ii) absent an Event of Default, sales and dispositions the net cash proceeds of which (not in excess of an amount to be agreed in the aggregate) are reinvested in other assets useful in the business of the Companies or their subsidiaries within 180 days of receipt thereof.

iii.	Deleting the definition of “Borrowing Base” and inserting the following in lieu thereof:

Borrowing Base shall mean, at any time:

(a)    the sum at such time of: (i) the Accounts Borrowing Base; plus (ii) the sum of (x) the Inventory Borrowing Base plus (y) the In-Transit Inventory Borrowing Base; less

(b)    the aggregate amount of the Availability Reserve in effect at such time.

iv.	Adding the following definition in the appropriate alphabetical sequence:

Borrowed Money shall mean the sum of the Revolving Loan Amount and the amounts then outstanding on the Term Loan.

v.	Deleting the definition of “Capital Lease” and adding the following definition in the appropriate alphabetical sequence:

Finance Lease shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP is accounted for as a finance lease on a Consolidated Balance Sheet.

vi.	Deleting the definition of “Collateral” and inserting the following in lieu thereof:

Collateral shall mean, collectively, all present and future assets, including, without limitations, Accounts, Factored Accounts, Instruments, Patents, Trademarks, Chattel Paper Equipment, Inventory, Goods, Documents of Title, General Intangibles, Investment Property, Real Estate and Other Collateral, and all proceeds and products thereof.

vii.	Adding the following definition in the appropriate alphabetical sequence:

EBITDA means for any period of determination and without duplication, consolidated net income in accordance with GAAP, plus interest expense, plus income tax expense, plus depreciation, plus amortization plus certain non-recurring fees, cash charges and other cash expenses incurred in connection with the Transaction in an amount not to exceed $850,000.00 and Warehouse Relocation Expenses not to exceed $1,350,000.00 that are paid or otherwise accounted for by the fiscal year ending in 2027, minus any non-cash gains.

viii.	Adding the following definition in the appropriate alphabetical sequence:

Excess Availability shall mean at any time the lesser of: (i) the Borrowing Base less Revolving Loan Amount and (ii) the Maximum Revolving Loan Amount less the Revolving Loan Amount.

ix.	Adding the following definition in the appropriate alphabetical sequence:

Excess Cash Flow shall mean EBITDA, determined on a consolidated basis, minus (without duplication) (a) cash interest expense and cash taxes paid; (b) Unfunded Capital Expenditures (c) scheduled principal payments made on Borrowed Money, Subordinated Debt and Finance Leases; and (d) Permitted Distributions.

x.	Deleting the definitions of “Financial Covenant Applicability Date” and “Financial Covenant Inapplicability Date”.

xi.	Adding the following definition in the appropriate alphabetical sequence:

Factoring Agreement shall mean various Factoring Agreements between CIT and some or all of the Companies as consolidated pursuant to the Factoring Agreement Consolidation and Joinder Letter dated April 30, 2019 between CIT and some or all of the Companies.

xii.	Adding the following definition in the appropriate alphabetical sequence:

Insurance Proceeds shall mean an amount equal to 100% of the net cash proceeds of insurance paid on account of any loss of any property or assets of the Companies or their subsidiaries, absent an Event of Default, other than net cash proceeds (not in excess of an amount to be agreed in the aggregate) that are reinvested in other assets useful in the business of the Companies and their subsidiaries (or used to replace or repair damaged or destroyed assets) within 180 days of receipt thereof.

xiii.	Adding the following definition in the appropriate alphabetical sequence:

Fixed Charge Coverage Ratio shall mean the sum of (A) EBITDA for such period, less Unfunded Capital Expenditures, less taxes paid, less Permitted Distributions; divided by (B) the sum of cash interest expense, plus scheduled principal debt payments.

xiv.	Deleting the definition of “Inventory Borrowing Base” and inserting the following in lieu thereof:

Inventory Borrowing Base shall mean, at any time of determination, the lesser of (a) up to sixty percent (60%) of the aggregate value of Eligible Inventory, valued at the lower of cost or market on a first in, first out basis, (b) up to eighty-five percent (85%) of the product of (i) the Net Orderly Liquidation Value of Eligible Inventory Factor times (ii) the aggregate value of Eligible Inventory, valued at the lower of cost or market on a first in, first out basis, (c) the Accounts Borrowing Base or (d) $20,000,000.

xv.	Deleting subparagraph (a) of the definition of In-Transit Inventory Borrowing Base and changing subparagraphs (b) and (c) to the correct alphabetical sequence.

xvi.	Adding the following definition in the appropriate alphabetical sequence:

Maximum Revolving Loan Amount shall mean $40,000,000.

xvii.	Deleting the definition of “Permitted Distributions” and inserting the following in lieu thereof:

Permitted Distributions shall mean:

(a)  dividends from a wholly-owned subsidiary of a Company to such Company;

(b)  dividends payable solely in stock or other equity interests of the Companies; and

(c)  provided no Default or Event of Default exists at the time of the proposed payment or after giving effect to such payment, cash dividends on CCI’s common stock.

xviii.	Deleting the definition of “Promissory Note” and inserting the following in lieu thereof:

Promissory Note shall mean the note in the form of Exhibit A attached to Seventeenth Amendment delivered by the Companies to CIT to evidence the Term Loan.

xix.	Deleting the definition of “Revolving Line of Credit” and inserting the following in lieu thereof:

Revolving Line of Credit shall mean the commitment of CIT to make Revolving Loans pursuant to Section 3 of this Financing Agreement and assist the Companies in opening Letters of Credit pursuant to Section 5 of this Financing Agreement, in an aggregate amount equal to the Maximum Revolving Loan Amount.

xx.	Adding the following definition in the appropriate alphabetical sequence:

Revolving Loan Amount shall mean amounts outstanding under the Revolving Line of Credit.

xxi.	Adding the following definition in the appropriate alphabetical sequence:

Seventeenth Amendment shall mean the seventeenth amendment to the Financing Agreement dated July 19, 2024.

xxii.	Adding the following definition in the appropriate alphabetical sequence:

Seventeenth Amendment Effective Date shall mean the date on which the Seventeenth Amendment to this Financing Agreement is executed and delivered by the Companies and the conditions precedent to the effectiveness of such amendment are satisfied or waived by CIT.

xxiii.	Deleting the definition of “Term Loan” and inserting the following in lieu thereof:

Term Loan shall mean the term loan in the principal amount of $8,000,000.00 made by CIT to the Companies on or about the Seventeenth Amendment Effective Date on the terms and conditions set forth in Section 4.2 of this Financing Agreement.

xxiv.	Deleting the definition of “Term SOFR” and inserting the following in lieu thereof:

Term SOFR means with respect to each interest period the greater of: (a) the forward-looking term rate for a one (1) month period based on the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) that is published by the CME Group Benchmark Administration Limited (CBA) (or successor administrator of such rate) and obtained by us through the Bloomberg Data License service or a comparable service acceptable to us on the last business day prior to the commencement of such interest period; and (b) 1.00% ("Floor”).

xxv.	Deleting the definition of “Term SOFR Loan” and inserting the following in lieu thereof:

Term SOFR Loan shall mean any Revolving Loans made pursuant to this Financing Agreement that bears interest based upon Term SOFR.

xxvi.	Deleting the definition of “Terminated Date” and inserting the following in lieu thereof:

Termination Date shall mean that date five (5) years from the Seventeenth Amendment Effective Date.

xxvii.	Adding the following definition in the appropriate alphabetical sequence:

Transaction shall mean the consummation of the APA, the closing of the Seventeenth Amendment and any restructuring or reorganizing activity related thereto.

xxviii.	Adding the following definition in the appropriate alphabetical sequence:

Unfunded Capital Expenditures shall mean capital expenditures not funded by debt under the Financing Agreement or other sources satisfactory to CIT.

xxix.	Adding the following definition in the appropriate alphabetical sequence:

Warehouse Relocation Expenses shall mean all costs and expenses of negotiating and closing a lease for new warehouse space at a location to be determined by the Companies and all the costs and expenses to relocate inventory from Compton, California, Eden Valley, Minnesota and Atlanta, Georgia to such leased space.

C.	Deleting Section 4 of the Financing Agreement and inserting the following in lieu thereof:

SECTION 4. Term Loan.

4.1

Promissory Note Evidencing Term Loan. The Companies agree to execute and deliver to CIT the Promissory Note, to evidence the Term Loan to be extended to the Companies by CIT, as set forth in Exhibit A to the Seventeenth Amendment.

4.2	Term Loan.

(a)      Funding of Term Loan. Upon CIT’s receipt of the Promissory Note evidencing the Term Loan and the satisfaction of the other conditions set forth in Section 4.2 of the Seventeenth Amendment, CIT agrees to make the Term Loan to the Companies.

(b)      Repayment of Term Loan. The principal amount of the Term Loan shall be due and payable in forty-eight (48) consecutive monthly principal installments of $166,666.00 each commencing on July 31, 2024 and continuing on the last day of each month thereafter until the term loan is paid in full.

4.3	Provisions Regarding Term Loan.

(a)     Repayment Upon Termination. In the event this Financing Agreement or the Revolving Line of Credit is terminated by either CIT or the Companies for any reason whatsoever, the Term Loan, together with all accrued interest thereon, shall be due and payable in full on the effective date of such termination, notwithstanding any other provision of this Financing Agreement or the Promissory Note to the contrary.

(b)     Optional Prepayments. The Companies, at their option, may prepay the Term Loan at any time, in whole or in part.

(c)      Application of Prepayments. Except as CIT and the Companies shall otherwise agree in a separate writing, each prepayment of the Term Loan (whether voluntary or mandatory) shall be applied to the last maturing installments of principal of the Term Loan until fully repaid.

(d)     No Reborrowing. To the extent repaid, the principal amount of the Term Loan may not be reborrowed under this Section 4.

(e)     Authority to Charge Client Position Account. The Companies hereby authorize CIT, without notice to the Companies, to charge the Client Position Account with all payments due under this Section 4 as such amounts become due. Any amount charged to the Client Position Account shall be charged at the then applicable rate hereunder and shall bear interest at the rate provided in Section 8.1 (or Section 8.2, if applicable) of this Financing Agreement. The Companies confirm that any charges which CIT may make to the Client Position Account as provided herein will be made as an accommodation to the Companies and solely at CIT’s discretion.

D.	Adding to Section 7.2(a) of the Financing Agreement the following sentence to the end of such Section 7.2(a):

“To cover CIT’s costs and expenses of any field exams and/or accounts receivable verifications, CIT shall charge the Companies a fee of $1,250.00 per person for each day (pro-rated for partial days) during which such exams and/or verifications are conducted, plus any out-of-pocket costs and expenses incurred by CIT as a result of conducting such exams and/or verifications.”

E.	Deleting from Section 7.2(h)(ii) of the Financing Agreement the words “thirty (30) days” and inserting the words “forty-five (45) days” in lieu thereof.

F.	Adding the following sentence to the end of Section 8.1(a) of the Financing Agreement:

“In the event of any change in said Chase Bank Rate, the rate set forth in the first sentence of this Section 8.1(a) shall change, effective as of the first day of the month following the date of such change."

G.	Deleting Section 7.3 (a) and (b) and inserting the following in lieu thereof:

(a)

Fixed Charge Coverage. Until termination of this Financing Agreement and the full and final payment and satisfaction of all Obligations, the Companies agree to maintain a Fixed Charge Coverage Ratio, calculated in accordance with GAAP, on a consolidating basis for the trailing twelve fiscal month period and tested at the end of each fiscal quarter, of not less than (i) 1.15:1.0 at the end of each of each fiscal quarter until the Term Loan is paid in full; and (ii) thereafter, 1.0 to 1.0 tested as of the most recent fiscal quarter end, but only if at any month-end Excess Availability is less than $4,000,000.00.

(b)	Availability Covenant. Until the Term Loan is paid in full, the Companies shall maintain at all times Excess Availability of not less than 50% of the outstanding balance of the Term Loan.

H.	Adding the following sentence to the end of Section 8.1(b) of the Financing Agreement:

“In the event of any change in said Term SOFR, the rate set forth in the first sentence of this Section 8.1(b) shall change, effective as of the first day of the month following the date of such change."

I.	Section 8.1.1 of the Financing Agreement is hereby deleted and the following is inserted in lieu thereof:

8.1.1 Interest on Term Loans. Interest on the Term Loan shall be computed and payable monthly on any outstanding Term Loans at a rate equal to Term SOFR plus 2.25%. In the event of any change in said Term SOFR, the rate set forth in the first sentence of this Section 8.1.1 shall change, effective as of the first day of the month following the date of such change, so as to remain equal to 2.25% plus the new Term SOFR. All interest rates shall be calculated based on a 360‑day year and actual days elapsed. In the event of a Default or Event of Default, all Term Loans shall, at CIT’s option, be deemed to be converted to Chase Bank Rate Loans and the rate of interest applicable to any Term Loan shall be the Chase Bank Rate. For the purposes of Section 8.9, any Term Loan shall be deemed a Term SOFR Loan.

J.	Deleting Section 8.9(d) of the Financing Agreement and inserting the following in lieu thereof:

(d) Match Funding. CIT shall not be required to purchase United States dollars from any other applicable Term SOFR market or source or otherwise “match funds” to fund any Term SOFR Loans.

K.	Adding as the following new Section 8.15 and changing the title of Section 8 to “Interest, Fees, Expenses and Prepayments”:

8.15	Mandatory Prepayments

(a)

The Companies shall upon receipt, promptly pay to CIT any Asset Sale Proceeds and Insurance Proceeds, and shall promptly pay fifty percent (50%) of any Excess Cash Flow amounts to CIT within 90 days of the Companies’ fiscal year-end; and

(b)

All Asset Sale Proceeds, Insurance Proceeds and Excess Cash Flow amounts received by CIT will be applied, without penalty or premium (except for breakage costs, if any), first, to the Term Loan to remaining schedule amortization payments with such proceeds being applied in reverse order of maturity; and second, to outstanding advances under the Revolving Line of Credit.

L.	The Exhibits and Annexes to the Financing Agreement are hereby amended to conform the references therein due to the amendments in the Seventeenth Amendment.

M.	Deleting Exhibit A to the Financing Agreement and replacing it with Exhibit A attached hereto.

N.	Modifying Annex A to the Financing Agreement as follows:

(i)	Sections (g)(i)(1,4,5) are hereby deleted.
(ii)	Section (g)(i)(2) is amended by deleting the number “30th” and inserting “45th” in lieu thereof.
(iii)	Section (g)(i)(3) is amended by deleting the number “15th” and inserting “45th” in lieu thereof.
(iv)	Section (g)(ii)(3) is amended by deleting the entire section and inserting the following sentence in lieu thereof:

“Each Electronic Transmission must contain the name and title of the officer of the Companies transmitting the Electronic Transmission.”

And

(v)	The amended Annex A is hereby renumbered in the appropriate numerical order.

O.

Modifying the Financing Agreement so that Manhattan and MTE, upon the dissolution of MTE, shall no longer be a party to the Loan Documents and modifying the Loan Documents automatically delete any reference to Manhattan and MTE, and conforming all other provisions of the Loan Documents to reflect such deletion and modifying the language, forms and agreements in the Loan Documents as the context requires to reflect Manhattan and MTE no longer being a party to the Loan Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Companies hereby represent and warrant to CIT that:

3.1         Compliance with the Financing Agreement. As of the execution of this Amendment, each Company is in compliance with all of the terms and provisions set forth in the Financing Agreement and the other Loan Documents to be observed or performed by such Company.

3.2         Representations in Financing Agreement. The representations and warranties of each Company set forth in the Financing Agreement and the other Loan Documents are true and correct in all material respects except to the extent that such representations and warranties relate solely to or are specifically expressed as of a particular date or period which is past or expired as of the date hereof.

3.3         No Event of Default. No Default or Event of Default has occurred or exists.

ARTICLE IV

CONDITIONS PRECEDENT

4.1         Loan Documents. The Financing Agreement and the other Loan Documents are amended to provide that any reference therein to the Financing Agreement shall mean, unless otherwise specifically provided, the Financing Agreement as amended hereby, and as further amended, restated, supplemented or modified from time to time.

4.2         Conditions Precedent. The amendments to the Financing Agreement contained in this Amendment shall become effective, and shall be deemed effective as of the date first written above (the “Effective Time”), provided the following conditions precedent have been satisfied or waived by CIT:

(i)	Acceptable and satisfactory closing of the APA;
(ii)	No material adverse change in the financial condition, business, prospects, management, or ownership of the Companies;
(iii)	Satisfactory completion by CIT of business, financial, legal, accounting, and other due diligence reviews with respect to Companies and the Acquired Assets, including but not limited to:
a.	CIT has received internal credit approval for the accommodations and amendments set forth herein.

And

b.	The execution and delivery of appropriate legal documentation which must be satisfactory in form and substance to the Companies and CIT and their respective counsels;
(iv)	CIT shall have received the following documents, each to be in form and content satisfactory to CIT and its counsel:

(x)	this Amendment, duly executed by the Companies;

(y)	a then-current Borrowing Base certificate; and

(z)	such other documents, instruments and agreements as CIT shall reasonably request in connection with the foregoing matters;

(v)

After giving effect to all revolving loans made and letters of credits issued on the Closing Date, Excess Availability (as defined in the Financing Agreement), on the Closing Date only, shall be at least $10,000,000.00. Such requirement contemplates that all the Companies’ debts, obligations, and trade payables are the current or are payable (fundable) in accordance with its usual business practices.

(vi)

CIT shall have received from the Companies the amount of $37,500.00 as partial consideration of the financial accommodations provided herein, or such amount has been charged to the account of the Companies.

And

(vii)	At the Effective Time and on the date hereof, no Default or Event of Default exists, other than those Defaults waiver herein.

For the avoidance of doubt, it is understood and agreed that if the conditions precedent described in this Section 4.2 are not satisfied or waived by CIT as of the Effective Time, the amendments to the Financing Agreement contained in this Amendment shall be deemed to be null and void and of no further force and effect whatsoever, unless otherwise ratified in writing by all the parties thereafter.

ARTICLE V

GENERAL

5.1         Full Force and Effect and Waiver. As expressly amended hereby, the Financing Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Financing Agreement and the other Loan Documents, “hereinafter,” “hereto,” “hereof,” or words of similar import, shall, unless the context otherwise requires, mean the Financing Agreement or the other Loan Documents, as the case may be, as amended by this Amendment. The Companies have advised CIT that due to the occurrence of the events contemplated by this Amendment, they will be unable to timely fulfill the requirements of Section 7.2(h) of the Financing Agreement with respect to the months of April and May, 2024 ("Monthly Reporting Deficiencies”) and will be unable to provide the borrowing base certificate required by Section (g)(1) of the Annex A to the Financing Agreement (“BB Deficiency”) which would results in Defaults under the Financing Agreement. Upon the effectiveness of this Amendment, CIT waives the Monthly Reporting Deficiency and the BB Deficiency as of the date of the Amendment.

5.2         Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York.

5.3         Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile or by electronic transmission in “pdf” or other imaging format or other means of electronic authentication shall be equally as effective as delivery of an original executed counterpart of this Amendment.

5.4         Further Assurances. The Companies shall execute and deliver to CIT such documents, certificates and opinions as CIT may reasonably request to effect the amendments contemplated by this Amendment.

5.5         Headings. The headings of this Amendment are for the purpose of reference only and shall not affect the construction of this Amendment.

5.6         Expenses. The Companies shall reimburse CIT for CIT’s legal fees and expenses (whether in-house or outside) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and all other agreements and documents contemplated hereby.

5.7         Waiver of Jury Trial.         TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH COMPANY AND CIT WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE FINANCING AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers on the day and year first above written.

COMPANIES: CROWN CRAFTS, INC. SASSY BABY, INC. NOJO BABY & KIDS, INC. MANHATTAN TOY EUROPE, LIMITED

By:	/s/ Craig Demarest
Craig Demarest
CFO

CIT THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:	/s/ Vernon Wells
Vernon Wells
Director

:

EXHIBIT A

PROMISSORY NOTE

$8,000,000.00	July 18, 2024

FOR VALUE RECEIVED, the undersigned, CROWN CRAFTS, INC., a Delaware corporation (“CCI”), SASSY BABY, INC. (f/k/a Hamco, Inc.), a Louisiana corporation (“Sassy”); NOJO BABY & KIDS, INC. (f/k/a Crown Crafts Infant Products, Inc.), a Delaware corporation; );MANHATTAN TOY EUROPE, Limited, a United Kingdom limited company, (together with CCI, Sassy, Nojo and , the “Companies” and each a “Company”); promises to pay to the order of THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation (“CIT”), at its office located at 201 South Tryon Street, Charlotte, North Carolina 28202, in lawful money of the United States of America and in immediately available funds, the principal amount of Eight Million and No/100 Dollars ($8,000,000.00), in forty-eight (48) equal principal installments of $166,666.00. The first such installment shall be due and payable on July 31, 2024 and subsequent installments (including the final installment) shall be due and payable on the last day of each month thereafter until this Note is paid in full.

The Companies further agree to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rates specified in Section 8 of the Financing Agreement, dated as of July 11, 2006, as amended, among the Companies and CIT (the “Financing Agreement”). Capitalized terms used in this Note and defined in the Financing Agreement shall have the meanings given to such terms in the Financing Agreement unless otherwise specifically defined herein.

This Note is the Promissory Note referred to in the Financing Agreement, evidences the Term Loan made to the Companies thereunder, and is subject to, and entitled to, all provisions and benefits thereof, including optional and mandatory prepayment, in whole or in part, as provided therein.

Notwithstanding any other provision of this Note to the contrary, upon the occurrence of any Event of Default specified in the Financing Agreement, or upon termination of the Financing Agreement for any reason, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of CIT, immediately due and payable as provided in the Financing Agreement.

[signatures appear on next page]

CROWN CRAFTS, INC.

By:	/s/ Craig Demarest
Craig Demarest
CFO

SASSY BABY, INC.

By:	/s/ Craig Demarest
Craig Demarest
CFO

NOJO BABY & KIDS, INC.

By:	/s/ Craig Demarest
Craig Demarest
CFO

MANHATTAN TOY EUROPE, LIMITED

By:	/s/ Craig Demarest
Craig Demarest
CFO